Exhibit 10.33

                               ESCROW AGREEMENT


      THIS ESCROW AGREEMENT (the "Agreement") is made and dated as of February 12, 1999 by and among Interactive Magic, Inc., a North Carolina corporation (the "Purchaser"), Branch Banking and Trust Company, a North Carolina banking corporation (the "Escrow Agent"), Multiplayer Games Network, Inc. and Tantalus, Inc., the stockholders of MPG-Net, Inc., a Delaware corporation (the "Stockholders") and James Hettinger (the "Representative"), acting by virtue of this Agreement as the representative of the Stockholders.

                                  WITNESSETH:

      WHEREAS, the Purchaser, iMagic Online Corporation, the Stockholders, Donn Clendenon ("Clendenon"), the Representative and MPG-Net, Inc. (the "Company") have entered into a Merger Agreement dated as of January 25, 1999 (the "Merger Agreement") providing for the merger of the Company with and into I-Magic, in connection with which the Stockholders and Clendenon shall receive as consideration a number of shares of unregistered Common Stock of the Purchaser (the "Purchaser Shares") determined pursuant to Section 2 of the Merger Agreement, allocated among the Stockholders as provided in the Merger Agreement;

      WHEREAS, pursuant to the Merger Agreement, the Purchaser, I-Magic, the Stockholders and the Company have agreed that the Purchaser Indemnitees' rights of indemnification under Section 9.1 of the Merger Agreement shall survive the consummation of the transactions contemplated by the Merger Agreement and shall be secured, pursuant to this Agreement, by a portion of the Purchaser Shares issued to the Stockholders to be deposited in escrow with the Escrow Agent pursuant to Section 3.4 of the Merger Agreement (such Purchaser Shares, together with any accumulations thereto as provided herein, the "Escrow Shares"); and

      WHEREAS, the Escrow Agent is willing to act in the capacity of Escrow Agent hereunder subject to, and upon the terms and conditions of, this Agreement;

      NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, and as an inducement for the execution and delivery of the Merger Agreement, the parties hereto hereby agree as follows:

                                  ARTICLE I
               DESIGNATION OF REPRESENTATIVE AND ESCROW AGENT;
                       CAPITAL SHARES SUBJECT TO ESCROW

      1.1 Designation of Representative. Each of the Stockholders hereby irrevocably constitutes, designates and appoints James Hettinger as such Stockholder's true and lawful agent, representative and attorney-in-fact (the "Representative", as defined above) for and with respect to all matters and purposes of and under this Agreement, including without limitation execution and delivery on behalf of such Stockholder of all such stock powers as the Escrow Agent shall require to facilitate the distributions of Escrow Shares contemplated by this Agreement. All action to be taken hereunder by the Stockholders shall be taken by the Representative on their behalf unless specifically provided to the contrary herein, and the Escrow Agent and the Purchaser shall be entitled to rely exclusively on instructions, notices, instruments and documents in the name of any Stockholder provided by the Representative.

      1.2. Designation of Escrow Agent. The Purchaser, on its own behalf and on behalf of all Purchaser Indemnitees, and the Stockholders (by and through the Representative) hereby mutually designate and appoint Branch Banking and Trust Company, a North Carolina banking corporation, as Escrow Agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the Merger Agreement, but only upon the terms and conditions provided in this Agreement.

      1.3. Capital Stock Subject to Escrow. In accordance with Section 3.4 of the Merger Agreement, upon execution of this Agreement and subject to compliance by the Company and the Stockholders with the provisions of the Merger Agreement, the Purchaser shall issue and the Purchaser and the Stockholders shall deliver, or cause to be delivered, to the Escrow Agent on the date of the Closing (as defined in the Merger Agreement) stock certificates (together with any other certificates issued by the Purchaser in respect of the Escrow Shares, the "Escrow Certificates") in the names of each of the Stockholders, each accompanied by a stock power duly executed in blank, representing an aggregate of 55,500 shares of Common Stock of Purchaser, issued in consummation of the Merger, allocated among the Stockholders as set forth on Exhibit A to this Agreement. The Escrow Agent shall hold and distribute the Escrow Certificates and Escrow Shares in accordance with the terms hereof. Each Stockholder shall, provide promptly upon the Escrow Agent's request such additional stock powers duly executed in blank as the Escrow Agent shall require to facilitate the distributions of Escrow Shares contemplated by this Agreement.

      1.4. Value of Escrow Shares. For all purposes pursuant to this Agreement, including without limitation the distribution of Escrow Shares, the value of each Escrow Share shall be equal to the Fair Market Value (as defined in the Merger Agreement) per share of Purchaser's Common Stock at the Effective Time. The Purchaser and the Representative shall certify to the Escrow Agent the Fair Market Value, expressed as a dollar amount, and the Escrow Agent shall be entitled to rely exclusively on such certification without reference to the terms of the Merger Agreement.

                                  ARTICLE II
                  TREATMENT OF ACCUMULATIONS TO ESCROW SHARES

      2.1. Duration of Escrow. The Escrow Agent shall hold the Escrow Shares as provided in this Agreement until complete distribution thereof in accordance with the applicable provisions of Articles 3 and 4 hereof.

      2.2. Additional Property Subject to Escrow. At any time after the date hereof and prior to the distribution of the Escrow Shares either (i) by delivery to the Stockholders in accordance with Article 3 hereof or (ii) by delivery to the Purchaser in accordance with Article 4 hereof, or by a combination of (i) and (ii), if any of the Stockholders shall become entitled to receive or shall receive in connection with the Escrow Shares any (i) non-taxable distribution of securities of the Purchaser or of any other entity including, without limitation, any certificate in connection with any increase or reduction of capital, reclassification, recapitalization, merger, business combination, consolidation, sale of assets, stock split-up or spin-off; or (ii) any non-taxable distribution of stock options, warrants or rights, whether as an addition to or in substitution of or exchange for any of the Escrow Shares; or
(iii) non-taxable stock dividend or other non-taxable distribution payable in securities or property of any description, all of the shares of capital stock, or other property resulting from any such distribution, stock option, warrant, right or stock dividend shall be deemed to be Escrow Shares and shall be subject to the terms hereof to the same extent as the original Escrow Shares. Any cash dividends and any taxable stock dividends paid with respect to the Escrow Shares shall be paid immediately by the Purchaser to the Stockholders in accordance with their respective interests in the Escrow Shares. Each of the Stockholders shall recognize as income on a current basis all of the cash dividends which such Stockholder receives, and for any non-cash dividend and any other non-taxable distribution shall, through the Representative, deliver such property to the Escrow Agent and execute stock powers or other appropriate instruments of transfer for all shares, options, warrants or rights as required for transfer hereunder.

      2.3. Retained Voting and Other Rights. The Escrow Agent shall hold the Escrow Shares and any additional property acquired with respect thereto pursuant to Section 2.2 above in safekeeping and dispose thereof only in accordance with the terms of this Agreement. The Escrow Agent may treat the Representative as the duly authorized agent and representative of the Stockholders with respect to any additional property related to the Escrow Shares. The Escrow Agent shall hold the Escrow Shares in accordance with this Agreement and shall vote the Escrow Shares in accordance with the written proxies (if any) provided by each corresponding Stockholder. The Escrow Agent shall not vote any Escrow Shares as to which the Escrow Agent has not received written proxies from the corresponding Stockholder.

                                  ARTICLE III
          DISTRIBUTION OF ESCROW SHARES UPON TERMINATION OF AGREEMENT

      3.1. Deadline For Claims and Termination of Agreement. The Purchaser shall not be entitled to assert any claim against the Escrow Shares after February 12, 2000 ("Claims Deadline"); PROVIDED, HOWEVER, that any claim made in good faith and in writing on or prior to the Claims Deadline (whether or not formal legal action shall yet have been commenced based upon such claim) shall continue, subject to final resolution as provided herein. This Agreement shall terminate upon complete distribution of the Escrow Shares in accordance with this Agreement.

      3.2.  Distribution of Escrow Shares Upon Termination of Agreement.

      (a) Within five (5) business days after the Claims Deadline, the Escrow Agent shall deliver to the Stockholders Escrow Certificates representing that portion of the Escrow Shares (the "Distribution Proceeds") not otherwise subject to claims pursuant to Article 4 below, in proportion to the initial deposits of shares made on their behalf by the Purchaser. Thereafter, the balance of the Escrow Shares shall continue to be held by the Escrow Agent in accordance with the terms of this Agreement until all claims asserted against the Escrow Shares have been finally resolved in accordance with Article 4 below; whereupon, the balance of the Escrow Shares shall be distributed to the Stockholders as provided above in full discharge of the Escrow Agent's obligations under this Agreement.

      (b) Notwithstanding the foregoing, in the event that under any of the provisions contained herein, the Escrow Agent would be required to deliver fractional interests in Escrow Shares to the Stockholders, the Purchaser shall be entitled at its option to purchase from the Escrow Agent, at any time prior to the Escrow Agent's delivery of Escrow Certificates representing Escrow Shares, such fractional interests in Escrow Shares as shall be necessary to eliminate such fractional interests, at a purchase price calculated according to the fair market value per share of the Purchaser's Common Stock at the Effective Time, as determined in accordance with Section 1.4 above. In such event, the Escrow Agent shall distribute to the Stockholders who otherwise would have been entitled to fractional interests in Escrow Shares, the cash equivalent of such fractional shares (based on the purchase price as described above). To facilitate the Purchaser's right to repurchase fractional shares, the Escrow Agent shall notify the Purchaser in writing not less than one (1) business day prior to any delivery of Escrow Certificates to any Stockholder.

      3.3 Share Distributions. Whenever the Escrow Agent is required to make a disbursement of Escrow Certificates and Escrow Shares pursuant to this Agreement, the Escrow Agent shall complete the blank stock powers deposited by the Stockholders with the Escrow Agent pursuant to Section 1.3 hereof, and shall deliver to the Purchaser (a) such stock powers, (b) all of the Escrow Certificates then held in escrow, and (c) instructions to issue new share certificates (i) to the person to whom the disbursement shall be made, for that number of Purchaser Shares to which such person is entitled, and (ii) to the Stockholders, for any remaining balance of Escrow Shares that are required to be held by the Escrow Agent after such disbursement. The Purchaser promptly shall deliver to the Escrow Agent all such share certificates prepared at the Escrow Agent's instructions, for disbursement by the Escrow Agent hereunder. The time for performance of the Escrow Agent's obligation to disburse Escrow Certificates pursuant to this Agreement shall be extended by any unreasonable delay in the Purchaser's response to the instructions delivered by the Escrow Agent pursuant to this
Section 3.3.

                                  ARTICLE IV
          DELIVERY OF CAPITAL STOCK AND OTHER PROPERTY OUT OF ESCROW

      4.1. Claims Against Escrow Shares. If, at any time on or prior to the Claims Deadline, the Purchaser (on its own behalf or on behalf of any other Purchaser Indemnitee) shall assert a claim for indemnification pursuant to
Section 9.1 of the Merger Agreement, the Purchaser shall submit to the Escrow Agent and to the Representative a written claim in good faith signed by an authorized officer of the Purchaser stating: (i) that a Purchaser Indemnitee has incurred or reasonably believes it may incur Damages and the reasonable estimate of the amount of any such Damages; (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Merger Agreement alleged as the basis or bases for the claim; and (iii) if the Damages have actually been incurred, the number of Escrow Shares to which such Purchaser Indemnitee is entitled with respect to such Damages, which shall be determined by dividing the amount thereof by the fair market value per share of the Escrow Shares as of the Effective Time, as certified to the Escrow Agent in accordance with Section 1.4 above. If the claim is for Damages which such Purchaser Indemnitee reasonably believes it may incur or is otherwise unliquidated, the written claim of the Purchaser shall state the reasonable estimate of such Damages, in which event a claim shall be deemed to have been asserted against the Escrow Shares on behalf of the Purchaser in the amount of such estimated Damages, but no payment or distribution shall be made by the Escrow Agent out of the Escrow Shares until such Damages have actually been incurred and the Purchaser submits a notice to the Escrow Agent and the Representative in accordance with clause (iii) of this Section 4.1, whether or not the Damages are incurred prior to the Claims Deadline.

      4.2. Resolution of Asserted Claims Against the Escrow Shares. If, within fifteen (15) days after the Purchaser gives notice to the Escrow Agent and the Representative of an asserted claim pursuant to Section 4.1 (iii) above that the Purchaser Indemnitee has incurred actual Damages, the Representative shall fail to notify the Escrow Agent and the Purchaser, in writing, that the Representative reasonably disputes in good faith the right of the Purchaser Indemnitee to indemnity in respect of the asserted claim, then the Escrow Agent, at the expiration of such fifteen (15) day period, shall make immediate payment to the Purchaser, out of the Escrow Shares (taken on a pro rata basis as to each Stockholder in proportion to their initial deposits of Escrow Shares hereunder), of the amount of the asserted claim by delivering to the Purchaser Escrow Certificates representing the number of Escrow Shares having an aggregate value (as certified to the Escrow Agent in accordance with Section 1.4 above) equal to the amount of the claim.

      4.3. Resolution of Disputed Claims Against Escrow Shares. If, within the fifteen (15) day period after notice of an asserted claim is given to the Escrow Agent and the Representative under Section 4.1 above, the Representative shall notify the Escrow Agent and the Purchaser, in writing, that the Representative reasonably disputes in good faith the asserted claim made by the Purchaser against the Escrow Shares, then the Representative and the Purchaser shall use their respective reasonable best efforts to effect a settlement and compromise of such asserted claim. Any Damage established by reason of any such settlement and compromise shall be certified in writing to the Escrow Agent by the Representative and the Purchaser, and the Escrow Agent shall pay to the Purchaser out of the Escrow Shares, by transfer to the Purchaser of a number of Escrow Shares set forth in the certification received from the Purchaser and the Representative (taken on a pro rata basis as to each Stockholder in proportion to their initial deposits of Escrow Shares hereunder), any amount due and owing to the Purchaser by reason of such settlement and compromise. If any such settlement and compromise so certified to the Escrow Agent establishes that no amount shall be due and owing to the Purchaser under the asserted claim, then the Escrow Agent shall treat the asserted claim as rejected by mutual agreement of the parties, and the asserted claim shall be totally disregarded by the Escrow Agent as if never the subject of assertion against the Escrow Shares.

      4.4. Unresolved Claims Against Escrow Shares. If the Purchaser and the Representative are unable to settle and compromise any disputed claim asserted against the Escrow Shares, the Escrow Agent shall not make any payment or distribution out of the Escrow Shares with respect to such unresolved asserted claim unless and until the Escrow Agent shall have received either:

            (a) a certificate signed on behalf of the Purchaser and the Representative certifying the amount of the asserted claim in dispute and directing payment thereof; or

            (b) a certified copy of an award of an arbitrator referred to in
Article 7 hereof determining the amount of the asserted claim in dispute; or

            (c) a certified copy of a final judgment of a court of competent jurisdiction determining the amount of the asserted claim in dispute, certified by the party providing such copy as being binding and nonappealable.

Upon receipt of any such certification, the claim shall be treated as a resolved asserted claim pursuant to Section 4.2 above, and the Escrow Agent shall pay and distribute Escrow Shares in the manner described in Section 4.2.

                                   ARTICLE V
                  RESPONSIBILITIES AND DUTIES OF ESCROW AGENT

      5.1. Rights, Duties, Liabilities and Immunities of Escrow Agent. The Purchaser and the Stockholders (by and through the Representative) hereby agree as follows with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

            (a) The Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the Escrow Shares deposited with it, or any part thereof, nor shall the Escrow Agent be responsible for evaluating the merits of any claim asserted against the Escrow Shares; rather, the Representative, acting for and on behalf of the Stockholders, shall be responsible for disputing any such claim in the manner specified herein. The Escrow Agent shall have no implied duties or obligations, and shall not be charged with knowledge or notice of any fact except as specifically provided herein.

            (b) The parties shall hold the Escrow Agent harmless for any action taken in reliance upon any written certificate, notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained which the Escrow Agent in good faith believes to be genuine and what it purports to be.

            (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or steps taken or made by it in good faith, or for any mistake of fact or law, or for any things which it may do or refrain from doing in connection herewith, except due to the Escrow Agent's own gross negligence or intentional misconduct. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages.

            (d) The Escrow Agent may consult with and obtain advice from its own legal counsel in the event of any question as to any of the provisions of this Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

            (e) The Escrow Agent shall have no duties except those expressly set forth herein, and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in a writing received by it, and, if its duties or rights herein are affected, unless it shall have given its prior written consent thereto.

            (f) The Escrow Agent is not a party to, is not bound by and is not required to enforce the Merger Agreement or any other agreement (other than this Agreement) to which the Escrow Shares may relate.

            (g) From and at all times after the date of this Agreement, the Purchaser and the Stockholders (collectively, the "Indemnitors") shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to the performance by the Escrow Agent hereunder or any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; PROVIDED HOWEVER, that no Indemnified Party shall have the right to be indemnified hereunder for any liability to the extent finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party; AND PROVIDED FURTHER, the Indemnitors shall pay the Escrow Agent's reasonable actual day-to-day expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by the Escrow Agent in connection with performing the Escrow Agent's obligations hereunder other than in connection with any dispute concerning any Escrow Shares. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Indemnitors in writing, and the Indemnitors shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Indemnified Party in its reasonable discretion) in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party, except that the Indemnitors (or any one of them, as applicable) shall be required to pay such fees and expenses if: (a) the Indemnitors agree to pay such fees and expenses, (b) the Indemnitors shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, (c) any one of the Indemnitors is the plaintiff in any such action or proceeding or (d) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and any one of the Indemnitors, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnitor. The Indemnitors shall be liable to pay reasonable actual fees and expenses of counsel pursuant to the preceding sentence. All such fees and expenses payable by the Indemnitors pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All amounts advanced by the Indemnitors hereunder shall be subject to complete reimbursement of the Indemnitors by the Indemnified Party in the event of a determination that such Indemnified Party is not entitled to indemnity hereunder, as provided above. The obligations of the Indemnitors under this Section shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent. The Stockholders and the Purchaser shall be jointly and severally liable to Indemnified Parties for the obligations under this subsection (g); PROVIDED HOWEVER THAT AS between the Purchaser and the Stockholders, the prevailing party in any such litigation shall be entitled to collect from the non-prevailing party all amounts that such prevailing party has paid to any Indemnified Party pursuant to this subsection (g). The Purchaser shall have the option at any time to pay any amount due to an Indemnified Party in satisfaction of the

Stockholders' undisputed obligations hereunder, and upon any such payment, the Purchaser may treat the amount of such payment as an immediate, undisputed liquidated claim against the Escrow Shares pursuant to Section 4.2 above.

            (h) The Escrow Agent is authorized, in its discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Certificates or Escrow Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

            (i) If, at any time, there shall exist any dispute with respect to the holding or disposition of any portion of the Escrow Shares or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Shares or the Escrow Agent's proper actions with respect to its obligations hereunder, or if the Purchaser and the Representative have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 5.3 hereof appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions upon written notice to Purchaser and the Representative:

                  (i) Hold and decline to make further disbursements of Escrow Certificates representing the Escrow Shares that the Escrow Agent would otherwise be obligated to make hereunder until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be);

                  (ii) Petition (by means of an interpleader action or any other appropriate method) the Superior Court for Wake County, North Carolina, or if said Court should be without subject matter jurisdiction or should decline to exercise jurisdiction, any other state or federal court of competent jurisdiction in North Carolina, for instructions with respect to such dispute or uncertainty, and deposit into such court the Escrow Certificates representing all Escrow Shares for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to the Purchaser, the Stockholders or any other person with respect to any such actions taken pursuant to this Section 5.1(i), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Shares or any delay in or with respect to any other action required or requested of the Escrow Agent, except for any resulting from the gross negligence or willful misconduct of the Escrow Agent.

      5.2. Compensation. The Escrow Agent shall receive a one-time acceptance fee of $250 and a fee of $1,500 per year for its services hereunder. These fees shall be payable by the Purchaser, which shall pay the acceptance fee and the annual fee for the first year upon the execution of this Agreement. Except for the first year's fee, annual fee payments shall be subject to proration in the event that the escrow arrangement terminates before the end of a year.

      5.3. Successor Escrow Agent. The Escrow Agent or any successor to it hereafter appointed may at any time resign by giving notice in writing to the Representative and the Purchaser, and such resignation shall become effective and the Escrow Agent shall be discharged from its prospective duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent shall be appointed by mutual written consent of the Representative and the Purchaser. Any successor Escrow Agent shall deliver to the Representative and the Purchaser a written instrument accepting the appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all assets then held by the predecessor Escrow Agent hereunder.

                                  ARTICLE VI
                              THE REPRESENTATIVE

      6.1. General. The Representative may be removed and a new Representative or Representatives may be appointed at any time and from time to time by the written agreement of each of the Stockholders. Any such removal and appointment shall be effective upon receipt by the Escrow Agent and the Purchaser of a duly executed copy of the instrument appointing the new Representative. In the event that the Representative shall resign or otherwise cease to act as the Representative, the Stockholders shall immediately select a successor Representative to act hereunder.

      6.2. Responsibility. The Representative shall have no liability to the Stockholders with respect to any action taken by him or her under this Agreement, except with respect to the Representative's negligence or willful misconduct. The Representative may act in reliance upon the advice of counsel in reference to any matter in connection with this Agreement and shall not incur any liability to the Stockholders, or any one of them, for any action taken in good faith in accordance with such advice. All Stockholders (inclusive of the Representative) shall jointly and severally indemnify the Representative, ratably according to their respective interests in the Escrow Shares, from and against any and all Damages incurred in connection with the Representative's actions under this Agreement or by virtue of acting in his capacity as the Representative, except to the extent resulting from the Representative's negligence or willful misconduct.

                                  ARTICLE VII
                                  ARBITRATION

      7.1. Resolution of Disputed Claims. Subject to any prior resolution in the manner described in Section 4.3 above, any unresolved dispute under this Agreement with respect to any matter that is the subject of an asserted claim against the Escrow Shares shall be submitted to and settled by binding arbitration in accordance with the Commercial Rules, existing at the date thereof, of the American Arbitration Association. The dispute shall be submitted by the Representative (on behalf of any Stockholders) or the Purchaser (on behalf of the Purchaser Indemnitees) to one arbitrator agreed to by the Representative and the Purchaser or, if the Representative and the Purchaser cannot agree on one arbitrator, then each shall select one arbitrator, and those two arbitrators shall select a third arbitrator. The arbitrators shall hear the dispute in Raleigh, North Carolina or another mutually agreeable location determined in good faith by the Representative and the Purchaser. Each arbitrator must be experienced in the subject matter in dispute.

                                 ARTICLE VIII
                                 MISCELLANEOUS

      8.1. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Stockholders (directly and by and through the Representative), the Purchaser, the Purchaser Indemnitees (by and through the Purchaser), I-Magic and the Escrow Agent, and their respective successors, heirs, and assigns.

      8.2. Waiver of Consent. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

      8.3. Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      8.4. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as-follows:

      If to the Purchaser or I-Magic, to:

                  Interactive Magic, Inc.
                  Post Office Box 13491
                  Research Triangle Park, North Carolina 27709
                  Attention:  President.
                  Facsimile No.: (919) 461-0723

            with a copy to its counsel,

                  Bachner, Tally, Polevoy & Misher, LLP
                  380 Madison Avenue
                  New York, New York 10017
                  Attention:  Jill Cohen, Esq.
                  Facsimile No.: (212) 682-5729

            if to the Escrow Agent, to:

                  Branch Banking and Trust Company
                  223 West Nash Street
                  Wilson, North Carolina 27893
                  Attention:  Corporate Trust Department

            if to the Representative, to:

                  James Hettinger
                  900 Eisenhower Boulevard
                  Key West, Florida 33040

and if to any Stockholder, to such Stockholder at such Stockholder's address appearing in the Purchaser's books and records, or (in each case) to such other address as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

      8.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      8.6. Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof. The non-prevailing party in any dispute arising hereunder between the Purchaser and the Stockholders (or the Representative acting on their behalf) shall bear and pay the costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute, however resolved, including by arbitration. The Purchaser may treat any such amount due from the Stockholders as an immediate, undisputed liquidated claim against the Escrow Shares pursuant to Section 4.2 above.

      8.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      8.8. Other Purchaser Remedies. The remedies available to the Purchaser under this Agreement, including without limitation the right to assert claims against the Escrow Shares, shall be in addition to and not to the exclusion of any other rights or remedies available to the Purchaser under applicable law, whether pursuant to this Agreement, the Merger Agreement or otherwise.

      IN WITNESS WHEREOF, the Purchaser, I-Magic, each of the Stockholders and the Escrow Agent have caused their corporate names to be hereunto subscribed by their respective officers "hereunto duly authorized, and the Representative has executed this Agreement, all as of the day and year first above written.

                              INTERACTIVE MAGIC, INC.


                              By:         /s/ Michael Oliver
                                   -------------------------------------
                                    Name:  Michael Oliver
                                    Title: Chief Financial Officer


                              MULTIPLAYER GAMES NETWORK, INC.


                              By:         /s/ James Hettinger
                                   -------------------------------------
                                    Name:  James Hettinger
                                    Title: Chief Executive Officer


                              TANTALUS, INC.


                              By:         /s/ James Hettinger
                                   -------------------------------------
                                    Name:  James Hettinger
                                    Title: President


                              ESCROW AGENT:

                              BRANCH BANKING AND TRUST COMPANY


                              By:          /s/ Margaret Smith
                                   -------------------------------------
                                    Name:  Margaret Smith
                                    Title: Vice President


                              REPRESENTATIVE:


                                          /s/ James Hettinger
                                   -------------------------------------
                                          James Hettinger